UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   February 16, 2015

Heatwurx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-184948	45-1539785
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18001 S. Figueroa, Unit F, Gardena, CA	90248
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 324-4513

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01

Entry into a Material Definitive Agreement.

The disclosure set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference in this Item 1.01.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 16, 2015, Heatwurx, Inc., a Delaware corporation (the “Company”) entered into a Senior Secured Loan Agreement (the “Loan Agreement”) with JMW Fund, LLC, a Delaware limited liability company, Richland Fund, LLC, a Nevada limited liability company, and San Gabriel Fund, LLC, a California limited liability company (collectively, the “Lenders”) whereby the Lenders agreed to loan to the Company up to an aggregate of $2,000,000.  Pursuant to the Loan Agreement, on February 16, 2015, the Company entered into Promissory Notes dated February 16, 2015 with each of the Lenders (the “Notes”) for an aggregate of $90,000.  Default in the payment of the principal or unpaid accrued interest of the Notes when due and payable would trigger acceleration of the Notes.  Copies of the Loan Agreement and the Notes are attached as exhibits hereto.

The interest rate on the Notes is 12% per annum and monthly interest payments are due the first day each month beginning March 1, 2015.  Interest is payable to each Lender pari passu in accordance with the pro rata amounts of each note.  The Notes mature on August 16, 2015.  If any interest payment remains unpaid in excess of 90 days, and the Lender has not declared the entire principal and unpaid accrued interest due and payable, the interest rate on that amount only will be increased to 18% per annum, until the past due interest amount is paid in full.

Amounts owed under the Notes and any future notes under the Loan Agreement are secured by all of the assets of the Company (including intellectual property rights) and its subsidiaries as agreed to in the Security Agreement dated February 16, 2015 between the Company, its subsidiaries, and the Lenders (the “Security Agreement”).  Upon the occurrence of an Event of Default (as defined in the Note) the Lenders have the right to foreclose on the assets of the Company.  A copy of the Security Agreement is attached as an exhibit hereto.

The security interest granted to the Lenders is guaranteed by Dr. Pave, LLC, and Dr. Pave Worldwide, LLC pursuant to the Subsidiary Guaranty Agreement dated February 16, 2015, a copy of which is attached as an exhibit hereto.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Senior Secured Loan Agreement dated February 16, 2015
99.2	Promissory Note with San Gabriel Fund, LLC dated February 16, 2015
99.3	Promissory Note with JMW Fund, LLC dated February 16, 2015
99.4	Promissory Note with Richland Fund, LLC dated February 16, 2015
99.5	Security Agreement dated February 16, 2015
99.6	Subsidiary Guaranty Agreement dated February 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heatwurx, Inc.

Date: February 20, 2015	By /s/ David Dworsky
David Dworsky, Chief Executive Officer

3